                        LIBERTY FINANCIAL COMPANIES, INC.
                 EXHIBIT 12 - STATEMENT RE COMPUTATION OF RATIOS
                                 ($ in millions)


                                                                    THREE MONTHS ENDED         SIX MONTHS ENDED
                                                                         JUNE 30                    JUNE 30
                                                                 ------------------------- --------------------------
                                                                    2000         1999          2000         1999
                                                                 ------------ ------------ ------------- ------------
                                                                 (RESTATED)                 (RESTATED)
Earnings:

   Pretax income                                                      $47.7        $36.0        $110.1        $80.0
   Add fixed charges:
       Interest on indebtedness                                        10.1          9.1          19.9         17.9
       Portion of rent representing the interest factor                 1.3          1.2           2.5          2.4
       Accretion to face value of redeemable
             convertible preferred stock                                  -          0.2           0.2          0.4
                                                                 ------------ ------------ ------------- ------------
   Sub-total of income as adjusted                                     59.1         46.5         132.7        100.7
       Interest on fixed annuities and financial products             133.2        129.4         260.5        264.2
                                                                 ------------ ------------ ------------- ------------
    Total income as adjusted                                         $192.3       $175.9        $393.2       $364.9
                                                                 ============ ============ ============= ============

Fixed charges:

   Interest on indebtedness                                           $10.1         $9.1         $19.9        $17.9
   Portion of rent representing the interest factor                     1.3          1.2           2.5          2.4
   Accretion to face value of redeemable
          convertible preferred stock                                     -          0.2           0.2          0.4
                                                                 ------------ ------------ ------------- ------------
   Sub-total of fixed charges                                          11.4         10.5          22.6         20.7
   Interest on fixed annuities and financial products                 133.2        129.4         260.5        264.2
                                                                 ------------ ------------ ------------- ------------
   Combined fixed charges                                             144.6        139.9         283.1        284.9
   Preferred stock dividends                                            0.4          0.4           0.7          0.7
                                                                 ------------ ------------ ------------- ------------
   Fixed charges and preferred stock dividends                       $145.0       $140.3        $283.8       $285.6
                                                                 ============ ============ ============= ============

Ratio of earnings to fixed charges:

   Excluding interest on fixed annuities and financial
     products                                                        5.18 x       4.43 x        5.87 x       4.86 x
                                                                 ============ ============ ============= ============
   Including interest on fixed annuities and financial products      1.33 x       1.26 x        1.39 x       1.28 x
                                                                 ============ ============ ============= ============

Ratio of earnings to combined fixed charges and preferred stock dividends:

   Excluding interest on fixed annuities and financial products      5.01 x       4.27 x        5.70 x       4.71 x
                                                                 ============ ============ ============= ============

   Including interest on fixed annuities and financial  products     1.33 x       1.25 x        1.39 x       1.28 x
                                                                 ============ ============ ============= ============


                                           26